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                                  Exhibit 23.1
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                         Consent of Independent Auditors


We consent to the incorporation by reference in the following Registration Statements of Optical Security Group, Inc. and in the related prospectuses of our report dated May 28, 1999, with respect to the consolidated financial statements of Optical Security Group, Inc. included in the Annual Report (Form 10-KSB) for the year ended March 31, 1999:

1. Registration Statement on Form S-8 pertaining to the Optical Security Group, Inc.'s Nonqualified Stock Option Plan, 1992 Incentive Stock Option Plan, and Stock Bonus Plan.

2. Registration Statement on Form S-3 (No. 333-67939) pertaining to Optical Security Group, Inc.

3. Registration Statement on Form S-3 (No. 333-12703) pertaining to Optical Security Group, Inc.


Denver, Colorado
June 29, 1999                            /s/ Ernst & Young LLP
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                                      23.1